                              CONSULTING AGREEMENT

         Consulting Agreement dated as of December 21, 2004 by and between Advanced Global Industries Corporation, a corporation organized and existing under the laws of Nevada with offices at 114 W. Magnolia Street, #446, Bellingham, WA 98225 (the "Company") and G.M. Capital Partners, Ltd. a B.V.I. company with offices at Usteristrasse19 POB 6681 CH-8023 Zurich Switzerland (the "Consultant").

                              W I T N E S S E T H:

         The Company desires to engage the services of the Consultant for purposes of general corporate counseling and advice and more specifically for those services set forth on Schedules A and B hereto (collectively, the "Consulting Services").

         Consultant is desirous of performing the Consulting Services on behalf of the Company and desires to be engaged and retained by the Company for such purposes.

         ACCORDINGLY, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:

         1. CONSULTING SERVICES. The Company hereby retains the Consultant, and the Consultant accepts such retention all on the terms and conditions herein contained.

         2.       TERM.

          (a) This Agreement shall become effective on the execution date hereof and, unless previously terminated, shall continue in effect for a term of 12 months from the date of this Agreement. This Agreement shall be terminable by the Company at its sole discretion on or after December 31, 2005 (the "Expiration Date"). The period from the date hereof until the Expiration Date is hereafter referred to as the "Term."

          (b) Notwithstanding paragraph 2(a), either party may terminate this Agreement, upon 5 days prior written notice, as follows:

                  (i) upon the failure of the other party to cure a material default under, or a breach of, this Agreement (including, but not limited to, the Company's obligations under Section 5 hereof) within 5 days after written notice is given as to such breach by the terminating party;

                  (ii) upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

                  (iii) upon the other party taking the benefit of any insolvency law; and/or



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                  (iv) upon the other party having a receiver appointed or
         applying for a receiver for all or a substantial part of such party's assets or business.

         (d) Termination of this Agreement will not affect the right (i) of the Consultant to be paid (a) any fees enumerated in Section 3 hereof, additional fees enumerated in any of the Schedules hereto, and/or any reimbursable expenses incurred in connection with the Consulting Services, which are payable or have been earned as of the effective date of such termination or (b), any additional fees, enumerated in any of the Schedules hereto, earned and payable after the effective date of the termination of this Agreement or (ii), of any Indemnified Person to receive indemnification pursuant to the provisions set forth in Sections 6 and 7 of the Agreement. The Company will pay any such fees, additional fees and/or reimbursable expenses, earned and payable on or prior to the effective date of the termination of this Agreement, no later than the effective date of the termination of this Agreement. Any additional fees earned after the termination of this Agreement are payable in accordance with the provisions of the particular Schedule hereto relating to the payment of such additional fees.

         3. FEES. In addition to and not in mitigation of, or substitution for, the additional fees enumerated in any of the Schedules hereto, the Company shall pay and deliver to the Consultant:

         (a) a success fee as per the attached Schedule B

         (b) issue to Consultant a unit purchase option consisting of one share and one warrant on the same terms as are on similar units sold to investors in the contemplated raising of equity (the "Unit") to purchase five percent (5%) of Units issued on the closing of the financing in conjunction with the merger between Advanced Global and Synova Healthcare at an exercise price per Unit equal to the price at which the Unit was sold on such closing.

         (c) On each date on which any warrants are exercised by any investors of the Units and cash is received by the Company, a commission equal to one percent (1%) of the gross purchase price for the securities shall be paid to Consultant.

         4. EXPENSES. The Company will reimburse the Consultant for its expenses, including any due diligence, legal and accounting expenses, reasonably incurred by the Consultant, in execution of the Consulting Services on behalf of the Company. Expenses, if any, shall be paid monthly in arrears and the first payment shall be made on January 1, 2005. The expenses shall be paid until the termination of this Agreement and all outstanding expenses (including any unbilled expenses) shall be paid on the date of the termination of this Agreement or as soon thereafter as practical with respect to unbilled expenses. Notwithstanding anything in this Agreement to the contrary, the Consultant may require the Company to pay, and the Company at the direction of the Consultant will pay, any expenses that alone or in the aggregate may exceed US$250 directly in advance. Notwithstanding any other provision of this Agreement, the Consultant shall not make any single expenditure that exceeds US$500 without the prior written consent of the Company.

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

         5. DUTIES OF THE COMPANY.

         (a) The Company shall supply the Consultant, on a regular and timely basis, with all data and information about the Company, its management, its products and its operations as the Company deems material or which the Consultant reasonably requires, and the Company shall be responsible for advising the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action.

         (b) The Company shall promptly supply the Consultant with full and complete copies of all filings with all federal and state securities agencies; full and complete copies of all stockholder stock reports and communications, whether or not prepared with the Consultants' assistance; all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and all product/services brochures, sales materials, etc. The company will comply with all requirements of the Securities Exchange Act of 1934 on a timely basis.

         (c) The Company shall promptly notify the Consultant of the filing of any registration statement for the sale of securities and of any other event that imposes any restrictions on publicity concerning the Company and its affairs.

         (d) The Company shall contemporaneously notify the Consultant if any information or data being supplied to the Consultant has not been generally released or promulgated.

         6. REPRESENTATIVES AND INDEMNIFICATION BY COMPANY.

         (a) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, information and data which it supplies to the Consultant and the Company acknowledges its awareness that the Consultant will rely on such continuing representations in disseminating such information and otherwise performing its functions under the Agreement.

         (b) The Consultant, in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company.

         (c) The Company hereby agrees to indemnify the Consultant, including its officers, directors, agents and attorneys, against, and to hold the Consultant harmless from, any claims, demands, suits, loss, damages, etc. arising out of the Consultant's reliance upon the accuracy and continuing accuracy of such facts, material, information and data, unless the Consultant has been grossly negligent in fulfilling its duties and obligations hereunder.

         (d) The Company hereby agrees to indemnify the Consultant against, and to hold the Consultant, including its officers, directors, agents and attorneys, harmless form, any claims, demands, suits, loss, damages, etc. arising out of the Consultant's reliance on the general availability of information supplied to the Consultant and the Consultant's ability to promulgate such information, unless the Consultant has been grossly negligent in fulfilling his duties and obligations hereunder.

         7. REPRESENTATIVES AND INDEMNIFICATION BY CONSULTANT.

         (a) The Consultant agrees to provide the Consulting Services hereunder in a manner consistent with the performance standards observed by other professionals undertaking such functions.

         (b) The Consultant agrees that it will not release or disseminate any information pertaining to the Company that is not factual and that has not been previously disseminated to the public.

         (c) The Consultant hereby agrees to indemnify the Company against, and to hold the Company harmless from, any claims, demands, suits, loss, damages, etc. arising out of any inaccurate statement or misrepresentation provided that such indemnification shall not pertain to any information provided by or attributable to the Company.

         8. CONFIDENTIALITY AND OTHER PROVISIONS.

         (a) The Consultant shall not, except as authorized or required to perform the Consulting Services, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge, which may come into the public domain or otherwise required to be disclosed pursuant to court or regulatory process. The Consultant shall comply with such directions, as the Company shall make to ensure the safeguarding or confidentiality of all such information.

         (b) During the term of this Agreement, the Consultant shall devote sufficient time, attention, and ability to the business of the Company as is reasonably necessary for the proper performance of the Consulting Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Consultant to devote its exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Consultant shall:

         (i) at all times perform the Consulting Services to the best of its abilities and in the best interests of the Company; and

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

         (ii) devote such of its time, labor and attention to the business of the Company as it, in its sole discretion, deems necessary for the proper performance of the Consulting Services hereunder; and

         (c) The Company is aware that the Consultant has now and will continue to, and the Company agrees that the Consultant may provide similar services to those services contemplated by this Agreement to other companies, some of which may be in competition with the Company, and the Company recognizes that these companies will require a certain portion of the Consultant's time. Accordingly, the Company shall not be precluded from engaging other consultants to act in a function similar to that contemplated under this Agreement or in any other capacity provided such action shall not prevent the Consultant from fulfilling its duties pursuant to this Agreement.

         (d) From the effective date of this Agreement, Company and its officers will not engage any other person or entity to serve as its agent or representative to provide services similar to those to be provided by Consultant through the term of this Agreement without the prior written consent to Consultant, which consent may be withheld for any reason.

         9. RELATIONSHIP OF PARTIES. The Consultant is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workers' compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties, and neither party is intended to have any interest in the business or property of the other.

         10. MISCELLANEOUS.

         (A) ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         (B) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 4:30 p.m. (Eastern Standard time) on any date and earlier than 11:59 p.m. (Eastern Standard time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

             If to the Company:     Advanced Global International Corp.
                                    114 W. Magnolia Street, #446
                                    Bellingham, WA 98225
                                    Telephone:  800-661-7830
                                    Facsimile:  888-639-4097
                                    Attention:  Robert Knight, President

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


             If to the Consultant:  G.M. Capital Partners, Ltd.
                                    Usteristrasse19
                                    POB 6681
                                    CH-8023  Zurich
                                    Switzerland
                                    Tel:  41.44.226.5000
                                    Facsimile:  41.44.226.5009
                                    Attention:  J.A. Michie, Managing Director

                  or such other address as may be designated in writing hereafter, in the same manner, by such party.

         (C) AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Consultant, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         (D) HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. All words used in this Agreement will be construed to be of such number and gender as the circumstances require.

         (E) SUCCESSORS AND ASSIGNS. This Agreement is intended only for the benefit of, shall be binding upon and inure to the benefit of the parties and their respective successors. Anything in the foregoing to the contrary notwithstanding, subject to compliance with applicable securities laws, the Consultant may assign and/or transfer all or a portion of the consideration payable by the Company hereunder.

         (F) GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States Federal District Court for Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper under such court's jurisdiction.

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

         (G) SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         (H) REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including the recovery of damages, the Consultant will be entitled to specific performance of the obligations of the Company hereunder. The Company and the Consultant agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in this Agreement and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         (I) NO REGISTRATION OF THE UNITS. The Consultant acknowledges that none of the Units have been registered under the Securities Act of 1933, as amended (the "Securities Act") and accordingly may only be sold or otherwise transferred pursuant to an effective registration statement as to the Units under the Securities Act or and application for exemption from the registration requirements of the Securities Act.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                      G.M. Capital Partners, Ltd.



                                      By: /s/ J.A. Michie
                                         --------------------------------------
                                          J.A. Michie, Authorized Signatory

                                      Advanced Global Industries Corporation



                                      By: /S/ Robert Knight
                                         --------------------------------------
                                           Robert Knight, President


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                                   SCHEDULE A

            TO THE CONSULTING AGREEMENT DATED AS OF DECEMBER 21, 2004
                                     BETWEEN
     G.M. CAPITAL PARTNERS, LTD. AND ADVANCED GLOBAL INDUSTRIES CORPORATION.

         1.1 FINANCIAL PUBLIC RELATION SERVICES. The Consultant shall provide the following financial public relation services to the Company:

                  (a) Acting as financial public relations counsel, serving (i) as liaison between the Company and its stockholders; (ii) as advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison for the Company with respect to communications and information (e.g., interviews, press releases, stockholder reports, etc.) as well as planning, designing, developing, organizing, writing and distribution such communications and information.

                  (b) Assisting the Company in establishing an investor relations program, and advise the Company with respect to stockholder meetings, interviews of Company officers by the financial media, and interviews of Company officers by analysts, market markers, broker-dealers and other members of the financial community.

                  (c) Assisting the Company in order to make the Company, its management, products and services, and financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community. No press releases will be made without consent of the Consultant.

                  (d) The Company will notify the Consultant of any pending press releases.

         1.3 DISCLAIMER BY CONSULTANT. The Consultant makes no representation that as a result of the services to be provided by it (a) the price of the Company's publicly-traded securities will increase, (b) any person will purchase securities in the Company as a result of the consulting services, or (c) any investor will lend money to or invest in or with the Company.

                                   SCHEDULE B


            TO THE CONSULTING AGREEMENT DATED AS OF DECEMBER 21, 2004
                                     BETWEEN
     G.M. CAPITAL PARTNERS, LTD. AND ADVANCED GLOBAL INDUSTRIES CORPORATION.


         1.1 ASSISTANCE IN SECURING EQUITY AND OR DEBT FINANCING. The Consultant will use its best efforts to introduce the Company to underwriters, financial institutions, broker/dealers and private investors so that the Company may directly pursue with such persons its financing requirements. If during the Initial Term of the Agreement, any extension thereof, or for a period of 18 months following the termination of the Agreement, the Company shall consummate a financing, whether in the form of equity, cash or other consideration, with any person or entity directly or indirectly introduced to the Company by the Consultant, then, the Consultant shall be entitled to, and the Company shall pay the Consultant, a success fee (the "Success Fee) calculated as follows:

         Consultant will receive a success fee ("Success fee") in the form of a cash payment in the amount of five percent (5%) of the gross proceeds of any private Financing, including any form of equity, convertible debt, debt with warrants, debt with equity incentives to the lender, or any other form of equity, debt or guarantees obtained by or invested in Company payable upon closing or receipt of funds by Company or any entity, whichever is earlier.

         Company shall have sole discretion in determining what constitutes an acceptable Financing as contemplated by this Agreement. Consultant shall earn the Success Fee only upon the closing or receipt of funds from a Financing, and not merely for presenting a financing option or prospective investor which in Company's sole discretion is unacceptable.

         1.2 DISCLAIMER BY CONSULTANT. The Consultant makes no representation that as a result of the services to be provided by it that any person or entity will lend money to or invest in or with the Company.


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